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                                                                     EXHIBIT 5.1


                               February 2, 1998


USN Communications, Inc.
10 South Riverside Plaza
Suite 401
Chicago, Illinois 60606


          Re: USN Communications, Inc.
              Registration Statement on
              Form S-1 (No. 333-38381)
              -------------------------


Ladies and Gentlemen:

     We are acting as special counsel to USN Communications, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering (the "Offering") of up to 9,200,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), of which 1,200,000 Shares are expected to be subject to an over-allotment option granted by the Company to the Underwriters (as defined below). All of the Shares are being offered by the Company.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of (i) a Registration Statement on Form S-1 (File No. 333-38381), as filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act on October 21, 1997, Amendment No. 1 thereto filed on January 7, 1998 and Amendment No. 2 thereto filed on February 2, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) the form of the U.S. Purchase Agree-

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USN Communications, Inc.
February 2, 1998
Page 2


ment (the "U.S. Purchase Agreement") proposed to be entered into by and among the Company and Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Cowen & Company and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives of the several underwriters named therein (the "U.S. Underwriters"), filed as an exhibit to the Registration Statement, (iii) the form of the International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") proposed to be entered into by and among the Company and Merrill Lynch International, Cowen International L.P. and Donaldson, Lufkin & Jenrette International, as lead managers for the several international managers named therein (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"), (iv) the Second Amended and Restated Certificate of Incorporation (the "Charter") and the Amended and Restated Bylaws of the Company (the "Bylaws"), in each case as filed as exhibits to the Registration Statement;
(v) a specimen certificate representing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company (the "Resolutions"), relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding


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USN Communications, Inc.
February 2, 1998
Page 3


effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective, (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Purchase Agreements and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors of the Company in accordance with the Resolutions, (iii) the Purchase Agreements have been duly executed and delivered; (iv) the Charter has been filed with the Secretary of State of Delaware and becomes effective and the Bylaws become effective; and (v) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/ Skadden, Arps, Slate,
                                             Meagher & Flom (Illinois)